EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated June 23, 2017, with respect to the statement of condition including the related portfolio of Dividend Income & Value Portfolio 2017-3 (included in Invesco Unit Trusts, Series 1783) as of June 23, 2017, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-218270) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
June 23, 2017